SUB-ITEM 77I

MFS Core Growth Fund, MFS New Discovery Fund, MFS Research Growth and Income Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund, each a series of MFS Series Trust I, established a new class of shares, class R shares, as described in Post-Effective Amendment No. 41 to the Registration statement on Form N-1A (File Nos. 33-7638 and 811-4777), filed with the Securities and Exchange Commission via EDGAR on December 27, 2002, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.